Filed Pursuant to Rule 424(b)(5)

Registration No.: 333-203209

Prospectus Supplement

(To Prospectus dated May 13, 2015, on Form S-3)

4,901,130 Shares

EVINE Live Inc.

Common Stock

We are offering 4,901,130 shares of our common stock, par value $0.01 per share, in a registered direct offering directly to certain investors pursuant to this prospectus supplement, the accompanying prospectus (the “Primary Offering”), and one or more common stock purchase agreements with such investors. The shares are offered at a negotiated price of $1.12 per share, except for shares offered to investors who are directors or executive officers of our company, who may purchase shares at a price of $1.15 per share. We expect to deliver the common stock offered in this prospectus supplement on or about May 30, 2017.

We have not retained an underwriter or placement agent with respect to this offering and therefore are not paying any underwriting discounts or commissions. We estimate the total expenses of this offering will be $300,000.

Our common stock is listed on the NASDAQ Global Market under the symbol “EVLV.” The last reported sale price of our common stock on May 19, 2017, was $1.17 per share.

We are eligible to conduct an offering pursuant to General Instruction I.B.1 of Form S-3 as the aggregate market value of the common stock held by non-affiliates was $78,813,015 on January 31, 2017, based on 60,970,583 shares of outstanding common stock as of May 22, 2017, of which 9,117,424 shares are held by non-affiliates.

Investing in our common stock involves risk. See “Risk Factors” beginning on page PO-2 of the accompanying prospectus, and the documents incorporated therein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$1.12	$5,233,116
Public offering price (1)	$1.15	$263,010
Proceeds to EVINE, before expenses	-	$5,496,126

(1)	Reflects closing bid price as of May 23, 2017, to be paid by any directors and executive officers of our company who participate in this offering.

The date of this prospectus supplement is May 23, 2017

You should only rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any issuer free writing prospectus we have authorized related to this offering. We have not authorized any other person to provide you with different or additional information. We are no making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any issuer free writing prospectus we have authorized related to this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We do not imply or represent by delivering this prospectus supplement that EVINE Live Inc., or its business, is unchanged after the date on the front of this prospectus supplement or that the information in this prospectus supplement is correct as of any time after such date. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectuses, and any issuer free writing prospectus we have authorized related to this offering, in their entirety before making an investment decision.

i

About This Prospectus Supplement

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement, contained or incorporated therein by reference in the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. You should assume that the information in this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you when making your investment decision.

Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “EVINE,” “the Company,” “we,” “us” and “our” refer to EVINE Live Inc. and its consolidated subsidiaries.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and thereby by reference include trademarks, servicemarks and tradenames owned by us or other companies. The name EVINE and our logo are our trademarks. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

ii

RECENT DEVELOPMENTS

Below are our preliminary unaudited preliminary financial information for the first quarter ended April 29, 2017. This financial information reflects the results anticipated to be included in our earnings release for such period.

This unaudited preliminary financial information for the quarter ended April 29, 2017 is based upon our estimates and subject to completion of our financial closing procedures. Moreover, these data have been prepared solely on the basis of currently available information by, and are the responsibility of, our management. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments, and other developments that may arise between now and the time the closing procedures for the quarter are completed. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control.

S-1

EVINE Live Inc.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)

	April 29,	January 28,
	2017	2017
	(Unaudited)

ASSETS
Current assets:
Cash	$25,938	$32,647
Restricted cash and investments	450	450
Accounts receivable, net	85,538	99,062
Inventories	75,649	70,192
Prepaid expenses and other	5,784	5,510
Total current assets	193,359	207,861
Property and equipment, net	53,672	52,715
FCC broadcasting license	12,000	12,000
Other assets	2,306	2,204
Total Assets	$261,337	$274,780

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$58,211	$65,796
Accrued liabilities	42,944	37,858
Current portion of long term credit facilities	3,440	3,242
Deferred revenue	85	85
Total current liabilities	104,680	106,981

Other long term liabilities	407	428
Deferred tax liability	3,719	3,522
Long term credit facilities	78,454	82,146
Total liabilities	187,260	193,077

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.01 par value, 400,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, $.01 par value, 99,600,000 shares authorized; 60,968,092 and 65,192,314 shares issued and outstanding	610	652
Additional paid-in capital	432,574	436,962
Accumulated deficit	(359,107)	(355,911)
Total shareholders' equity	74,077	81,703
Total Liabilities and Shareholders' Equity	$261,337	$274,780

S-2

EVINE Live Inc.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	For the Three-Month Periods Ended
	April 29,	April 30,
	2017	2016
Net sales	$156,343	$166,920
Cost of sales	100,057	105,472
Gross profit	56,286	61,448
Margin %	36.0%	36.8%
Operating expense:
Distribution and selling	48,730	53,425
General and administrative	5,995	5,769
Depreciation and amortization	1,636	2,107
Executive and management transition costs	506	3,601
Distribution facility consolidation and technology upgrade costs	-	80
Total operating expense	56,867	64,982
Operating loss	(581)	(3,534)

Other expense:
Interest income	2	2
Interest expense	(1,495)	(1,205)
Loss on debt extinguishment	(913)	-
Total other expense	(2,406)	(1,203)

Loss before income taxes	(2,987)	(4,737)

Income tax provision	(209)	(205)

Net loss	$(3,196)	$(4,942)

Net loss per common share	$(0.05)	$(0.09)

Net loss per common share —assuming dilution	$(0.05)	$(0.09)

Weighted average number of
common shares outstanding:
Basic	60,918,508	57,181,155
Diluted	60,918,508	57,181,155

S-3

RISK FACTORS

An investment in our common stock involves a high degree of risk and uncertainty. You should consider the “Risk Factors” included in the documents that are incorporated by reference into this prospectus supplement, as well as the other information contained in this prospectus supplement, the accompanying prospectus and in the documents that are incorporated by reference into this prospectus. Our business, financial condition, cash flow or prospects and results of operations could be severely harmed as a result of these risks. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Because the price per share of our common stock sold in this offering is substantially higher than the tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the offering prices of $1.12 and $1.15 per share, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of April 29, 2017, would have been approximately $65.7 million, or $1.00 per share of common stock. This represents an immediate increase in the net tangible book value of $0.01 per share to our existing shareholders and an immediate and substantial dilution in as-adjusted net tangible book value of $0.12 per share to new investors who purchase our common stock in the offering (other than directors and officers of our company participating in the offering, for whom immediate dilution would be approximately $0.15). See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Fluctuations in the price of our common stock, including as a result of actual or anticipated sales of shares by shareholders, may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions, but also to a change in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity or this offering. In addition to the risk factors discussed in our periodic reports, in this prospectus supplement and in the accompanying prospectus, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by existing stockholders, including of shares purchased in this offering, whether in the market or in subsequent public offerings. Stock markets in general have experienced extreme volatility recently that has at times been unrelated to the operating performance of particular companies or industries. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating results. As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.

S-4

We are not currently paying dividends and will likely continue not paying cash dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. Investors should not rely on an investment in us if they require income generated from dividends paid on our capital stock. Any income derived from our common stock may only come from a rise in the market price of our common stock, which is uncertain and unpredictable.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock that we are offering hereby will be approximately $5.2 million, after deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value on April 29, 2017 was approximately $60.5 million, or $0.99 per share of our common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by 60,968,092, which is equal to the total number of shares of common stock outstanding as of April 29, 2017 (excluding (i) 3,924,000 shares of our common stock issuable upon the exercise of outstanding stock options, (ii) 2,719,000 granted but unvested shares of restricted stock, and (iii) 3,849,365 shares of our common stock issuable upon the exercise of outstanding warrants).

After giving effect to the sale of common stock in this offering at the Primary Offering prices of $ 1.12 per share and $1.15 per share (assuming all shares were issued at such prices), and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of April 29, 2017, would have been approximately $65.7 million, or $1.00 per share of common stock. This represents an immediate increase in net tangible book value of $0.01 per share to our existing shareholders and an immediate dilution in net tangible book value of $0.12 per share to investors participating in this offering (other than directors and officers of our company participating in this offering, for whom dilution would be approximately $0.15 per share). The following table illustrates this dilution per share to investors participating in this offering (other than directors and officers of our company participating in this offering):

Offering price per share of common stock in Primary Offering	$1.12
Net tangible book value per share as of April 29, 2017	$0.99
Increase in net tangible book value per share attributable to new investors in offering	$0.01
As adjusted net tangible book value per share after giving effect to the offering	$1.00
Dilution per share to new investors	$0.12

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

S-5

PLAN OF DISTRIBUTION

We have entered into one or more common stock purchase agreements with investors for the purchase of shares of common stock offered in this offering. In connection with this offering, we have not engaged any placement agent or underwriter. We may distribute this prospectus supplement and the accompanying prospectus electronically.

We estimate the total expenses of this offering that will be payable by us will be approximately $300,000. After deducting our estimated offering expenses, we expect the net proceeds from this offering will be approximately $5.2 million.

For the complete terms of the common stock purchase agreements, you should refer to the form of common stock purchase agreement, which is filed as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering and is incorporated by reference into the registration statement of which this prospectus supplement is part.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Gray, Plant, Mooty, Mooty & Bennett, P.A., Minneapolis, Minnesota.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any of the reports, statements, or other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. Our SEC File Number for documents we filed under the Exchange Act is 001-37495. Our website address is http:// www.evine.com/. We have included our website address in this document as an inactive textual reference only, and the information contained in, or that can be accessed through, our website does not constitute part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of the offering of the securities covered by this prospectus supplement (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended January 28, 2017, which was filed with the SEC on March 30, 2017;

•	our Current Reports on Form 8-K dated January 31, 2017, March 21, 2017, March 27, 2017, March 29, 2017, April 24, 2017, and May 25, 2017; and

•	the description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on May 22, 1992.

S-6

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date and prior to effectiveness of this registration statement of which this prospectus is a part. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules. The reports and other documents that we file after the date of this prospectus supplement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act will update, supplement and supersede the information in this prospectus. You may request and obtain a copy of any of the filings incorporated herein by reference, at no cost, by writing or telephoning us at the following address or phone number: EVINE Live Inc., 6740 Shady Oak Road, Eden Prairie, MN 55344, Telephone: (952) 943-6000, Attn: Corporate Secretary.

S-7

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 13, 2015

PROSPECTUS

EVINE LIVE INC.

$100,000,000

Common Stock

Preferred Stock

Stock Purchase Contracts

Securities Warrants

Rights

Units

3,545,049 Shares of Common Stock

Offered by the Selling Shareholder

We may from time to time offer and sell any combination of common stock, preferred stock, stock purchase contracts, securities warrants, rights and/or units in one or more offerings.

In addition, from time to time, the selling shareholder named in this prospectus may sell up to 3,545,049 shares of common stock owned by the selling shareholder, at prices and on terms to be determined at or prior to the time of sale. We will not receive any proceeds from the sale of shares by the selling shareholder.

This prospectus provides a general description of the securities that we and the selling shareholder may offer. Each time we sell securities, we will provide the specific terms of the securities offered and the terms and conditions of the transactions in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, each applicable prospectus supplement, and the information incorporated by reference in this prospectus and each applicable prospectus supplement, carefully before you invest in any securities.

We and the selling shareholder may offer and sell the securities in the same offering or in separate offerings, to or through underwriters, dealers or agents, or directly to purchasers. If any underwriters, dealers or agents are involved in the sale of any securities offered by this prospectus, we will name them and describe their compensation in a prospectus supplement.

The selling shareholder or its pledgees, donees, transferees, assignees or successors-in-interest may offer and sell or otherwise dispose of its shares of common stock described in this prospectus from time to time through public or private transactions, or both, at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholder will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 23 for more information about how the selling shareholder may sell or dispose of its shares of common stock offered hereby.

Our common stock trades on the Nasdaq Global Market under the ticker symbol “EVLV.” On May 12, 2015, the closing price of our common stock was $5.78 per share.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus, any prospectus supplement relating to an offer of securities and any document incorporated by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2015

ABOUT THIS PROSPECTUS

When we refer to “we,” “us” or the “company,” we mean EVINE Live Inc. and its subsidiaries unless the context indicates otherwise.

You should rely only on the information provided in this prospectus, any prospectus supplement and any free-writing prospectus, including the information incorporated herein or therein by reference. Neither we nor the selling shareholder have authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any prospectus supplement and any free-writing prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

The distribution of this prospectus, any prospectus supplement and any free-writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus, any prospectus supplement and any free-writing prospectus come should inform themselves about and observe any such restrictions. This prospectus, any prospectus supplement and any free-writing prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

This prospectus, any prospectus supplement and any free-writing prospectus may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus, any prospectus supplement and any free-writing prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We maintain a web site at www.evine.com. The information on our web site is not incorporated by reference in this prospectus, any prospectus supplement and any free-writing prospectus, and you should not consider it a part of this prospectus, any prospectus supplement and any free-writing prospectus.

PO-i

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to separate documents. The information incorporated by reference is considered to be part of this prospectus, any prospectus supplement and any free-writing prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below (other than information deemed furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended January 31, 2015;

•	The portions of our Definitive Proxy Statement on Schedule 14A for the 2015 annual meeting that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015;

•	Current Reports on Form 8-K dated March 26, 2015 and April 15, 2015 (but only with respect to Item 5.02);

•	The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on May 22, 1992, as the same may be amended from time to time;

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, or the “Exchange Act,” after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus (except for information filed pursuant to Items 2.02 and 7.01 unless specifically deemed filed and not furnished in accordance with SEC rules); and

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering (except for information deemed furnished and not filed in accordance with SEC rules).

Copies of these filings are available at no cost on our website, www.evine.com. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Corporate Secretary

EVINE Live Inc.

6740 Shady Oak Road

Eden Prairie, Minnesota 55344

(952) 943-6000

PO-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents incorporated by reference herein, may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including statements regarding guidance, industry prospects or future results of operations or financial position made in this prospectus are forward-looking.

We often use words such as “may,” “will,” “could,” “estimates”, “continue,” “anticipates,” “believes,” “expects,” “intends” and similar expressions to identify forward-looking statements. These statements are based on management’s current expectations based on information currently available to us and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. Factors that could cause or contribute to such differences include, but are not limited to, those described in the “Risk Factors” section of our annual report on Form 10-K for the year ended January 31, 2015, our quarterly reports made after such date and other filings we have made with the SEC. These include, without limitation:

•	macroeconomic issues, including, but not limited to, the general economic and the credit environment;

•	risks relating to stagnant or decreased consumer spending and the level of consumer debt levels;

•	the impact of increasing interest rates;

•	risks relating to seasonal variations in consumer purchasing activities;

•	risks relating to changes in the mix of products sold by us;

•	competitive pressures on our sales, as well as pricing and sales margins;

•	the level of cable and satellite distribution for our programming and the associated fees;

•	our ability to continue to manage our cash, cash equivalents and investments to meet our liquidity needs;

•	our ability to manage our operating expenses successfully and our working capital levels;

•	our management and information systems infrastructure;

•	changes in governmental or regulatory requirements;

•	litigation or governmental proceedings affecting our operations;

•	significant public events that are difficult to predict, such as widespread weather catastrophes or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming;

•	our ability to obtain and retain key executives and employees;

•	our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships;

•	our ability to successfully manage our new branding strategies related to our new EVINE Live brand and execute marketing initiatives, as well as customer acceptance of our new brand;

•	our ability to remain compliant with our long-term credit facility covenants;

•	the market demand for television station sales; and

•	challenges to our data and information security.

Investors are cautioned that all forward-looking statements involve risk and uncertainty. The facts and circumstances that exist when any forward-looking statements are made and on which those forward-looking statements are based may significantly change in the future, thereby rendering the forward-looking statements obsolete. We are under no obligation (and expressly disclaim any obligation) to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

PO-iii

SUMMARY

The following summary contains basic information about us and this offering. It does not contain all of the information that you should consider in making your investment decision. You should read and consider carefully all of the information in this prospectus, including the information set forth under “Risk Factors,” any applicable prospectus supplement, as well as the more detailed financial information, including the consolidated financial statements and related notes thereto, appearing elsewhere or incorporated by reference in this prospectus, before making an investment decision. Unless the context indicates otherwise, all references in this prospectus to “EVINE,” “our,” “us” and “we” refer to EVINE Live Inc. and its subsidiaries as a combined entity.

Our Company

We are a digital commerce company that markets, sells and distributes products to consumers through TV, online, mobile and social media. We operate a 24-hour television shopping network, which is distributed primarily through cable and satellite affiliation agreements, through which we offer brand name and private label products in the categories of jewelry & watches; home & consumer electronics; beauty, health & fitness; and fashion & accessories. We also operate evine.com, a comprehensive digital commerce platform that sells products which appear on our television shopping channel as well as an extended assortment of online-only merchandise. Our programming and products are also marketed via mobile devices - including smartphones and tablets, and through the leading social media channels.

Our investor relations website address is evine.com/ir. Our goal is to maintain the investor relations website as a way for investors to easily find information about us, including press releases, announcements of investor conferences, investor and analyst presentations and corporate governance. We also make available free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and all amendments to these filings as soon as practicable after that material is electronically filed with or furnished to the SEC. The information found on our website is not part of this or any other report we file with, or furnish to, the SEC.

On November 18, 2014, we announced that we had changed our corporate name to EVINE Live Inc. Effective November 20, 2014, our NASDAQ trading symbol also changed from VVTV to EVLV. On February 14, 2015, we officially began using the new EVINE Live brand name and logo across television, online, mobile and social platforms.

EVINE Live Inc. is a Minnesota corporation with principal and executive offices located at 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433. Our telephone number is (952) 943-6000.

The Securities We May Offer

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer pursuant to the primary offering. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock which may be convertible into shares of our common stock;

•	warrants to purchase any of the securities listed above;

•	stock purchase contracts for any of the above-mentioned securities on the terms to be determined at the time of sale;

•	rights to purchase our common stock; or

•	units consisting of common stock, preferred stock, rights, warrants, or any combination thereof.

In this prospectus, we refer to the common stock, preferred stock, warrants, stock purchase contracts, rights and units, along with the selling shareholder’s shares of common stock, collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $100,000,000.

Registration Rights

We granted registration rights to the selling shareholder identified in this prospectus in connection with prior financing transactions. The registration rights require us to register the common stock held by the selling shareholder identified herein with the SEC for resale under the Securities Act.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as risk factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and all the other information included or incorporated by reference in this prospectus before investing in the securities offered by this prospectus. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Special Note Regarding Forward-Looking Statements” where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. The risks below should be considered along with the other information included or incorporated by reference into this prospectus. We may encounter risks in addition to those described below, including risks and uncertainties not currently known to us or that we currently deem to be immaterial.

Risks Related to Our Business and Operations

We have a history of losses and a high fixed cost operating base and may not be able to achieve or maintain profitable operations in the future.

We experienced operating income (losses) of approximately $1.0 million, $0.1 million and $(23.3) million in fiscal 2014, fiscal 2013 and fiscal 2012, respectively. We reported net losses of $(1.4) million, $(2.5) million and $(27.7) million in fiscal 2014, fiscal 2013 and fiscal 2012, respectively. There is no assurance that we will be able to achieve or maintain profitable operations in future fiscal years.

Our television shopping business operates with a high fixed cost base, primarily driven by fixed fees under distribution agreements with cable and direct-to-home satellite providers to carry our programming. In order to operate on a profitable basis, we must reach and maintain sufficient annual sales revenues to cover our high fixed cost base and/or negotiate a reduction in this cost structure. If our sales levels are not sufficient to cover our operating expenses, our ability to reduce operating expenses in the near term will be limited by the fixed cost base. In that case, our earnings, cash balance and growth prospects could be materially and adversely affected.

Prior to fiscal 2013, we have had a historic trend of operating losses, which, if not permanently reversed, could reduce our operating cash resources to the point where we will not have sufficient liquidity to meet the ongoing cash commitments and obligations to continue operating our business.

As of January 31, 2015, we had approximately $19.8 million in unrestricted cash, with an additional $2.1 million of restricted cash and investments used to secure letters of credit. We expect to use our cash and available credit line to finance our working capital requirements and to make necessary capital expenditures in order to operate our business and to fund any further operating losses. Prior to fiscal 2013, we have had a historic trend of operating losses, which, if not permanently reversed, could reduce our operating cash resources to the point where we would not be able to adequately fund working capital requirements or necessary capital expenditures.

On March 6, 2015, we entered into a fourth amendment to our revolving credit, term loan and security agreement with PNC, as previously amended that, among other things, increases the size of the revolving line of credit from $60 million to $75 million for a total credit facility of $90 million which includes a $15 million term loan to fund the improvements at our distribution facility in Bowling Green, Kentucky. All borrowings under the amended credit facility mature and are payable on May 1, 2018. Maximum borrowings and available capacity under the amended revolving credit facility are equal to the lesser of $75 million or a calculated borrowing base comprised of eligible accounts receivable and eligible inventory. Remaining capacity under the credit facility, currently $30.0 million, provides liquidity for working capital and general corporate purposes.

The fourth amendment adds The Private Bank to the facility and provides an accordion feature that would allow us to expand the size of the revolving line of credit by another $15 million upon certain conditions being met. The fourth amendment also increased certain advance rates under the borrowing base for Value Pay accounts receivable and provides for certain fees related to the syndication and amendments of the facility and an annual administrative agent’s fee.

We still have significant future commitments for our cash, which primarily include payments for cable and satellite program distribution obligations and the eventual repayment of our credit facility. Based on our current projections for fiscal 2015, we believe that our existing cash balances and available credit line will be sufficient to maintain liquidity to fund our normal business operations over the next twelve months. However, our amended and restated shareholder agreement with GE Capital Equity Investments, Inc. (“GE Equity”) and NBCUniversal Media, LLC (“NBCU”) requires the consent of GE Equity in order for us to issue new equity securities and to incur indebtedness above certain thresholds, and there can be no assurance that we would receive this consent if we made a request. Furthermore, our amended credit facility includes certain restrictions on our ability to incur additional debt, as well as restrictions on our ability to make material changes in the nature of our business, both of which may be necessary in times of liquidity constraints. Therefore, there can be no assurance that, if required, we would be able to raise additional capital or reduce spending to have sufficient liquidity to meet our ongoing cash commitments and obligations to continue operating our business.

Our inability to recruit and retain key employees may adversely impact our ability to sustain growth.

Our continued growth is contingent, in part, on our ability to retain and recruit employees that have the distinct skills necessary for a business that demands knowledge of the general retail industry, merchandising and product sourcing, television production, televised and internet-based marketing and fulfillment. For example, we are currently in the process of searching for the key open position of a Chief Merchandising Officer. The marketplace for such key employees is very competitive and limited. Our growth may be adversely impacted if we are unable to attract and retain key employees. Further, we may incur significant expenses related to any executive transition costs that may impact our operating results. For example, in fiscal 2014, we recorded charges to income of $5,520,000 related to severance payments to which our former Chief Executive Officer and certain other terminated executive officers received primarily in calendar 2015.

The failure to secure suitable placement for our television programming and the use of digital technology to expand the number of channels and services available on cable, direct broadcast satellite and internet protocol TV-based video distribution systems could adversely affect our ability to attract and retain television viewers and could result in a decrease in revenue.

We are dependent upon our ability to compete for television viewers. Effectively competing for television viewers is dependent, in part, on our ability to secure placement of our television programming within a suitable programming tier at a desirable channel position. The majority of multi-video programming distributors now offer programming on a digital basis. While the growth of digital cable and these other systems may over time make it possible for our programming to be more widely distributed, there are several risks as well. The primary risks associated with the growth of digital cable and alternative digital platforms are demonstrated by the following:

•	we could experience declines in sales per digital tier subscriber because of the increased number of channels offered on digital systems competing for the same number of viewers and the higher channel location we typically are assigned in digital tiers;

•	more competitors may enter the marketplace as additional channel capacity is added;

•	we may not be able to successfully negotiate renewal terms for our programming distribution agreements that are favorable to us or that offer our programming to viewers within a suitable programming tier at a desirable channel position; and

•	more programming options being available to the viewing public in the form of new television networks and time-shifted viewing (e.g., personal video recorders, video-on-demand, interactive television and streaming video over broadband internet connections).

•	Cable, satellite, and telecommunications providers are facing competition from news services which could result in a loss of subscribers

Failure to adapt to these risks will result in lower revenue and may harm our results of operations. In addition, failure to anticipate and adapt to technological changes in a cost-effective manner that meets customer demands and evolving industry standards will also reduce our revenue, harm our results of operations and financial condition and have a negative impact on our business.

We may not be able to expand or could lose some of our existing programming distribution if we cannot negotiate profitable distribution agreements.

We are seeking to continue to reduce the costs associated with our cable and satellite distribution agreements. However, while we were able to achieve reductions in 2013 without a loss in households, there can be no assurance that we will achieve comparable cost reductions in the future or that we will be able to maintain or grow our households on financial terms that are profitable to us. Terms of certain of our distribution agreements allow for increases in our distribution costs as a result of a variety of factors, not all of which are within our control. These factors include but are not limited to, increases in the number of subscribers receiving our programming, improvements in channel placement through lowering our channel position, the addition of a second channel or other factors. Significant changes to these factors could result in a material increase in our cost of distribution. If we are unable to negotiate new or renewal terms in our distribution agreements that are more favorable to us, our distribution costs could increase. Further, it is possible that we may need to reduce our programming distribution in certain systems if we are unable to obtain appropriate financial terms. Failure to successfully renew agreements covering a material portion of our existing cable and satellite households on acceptable financial and other terms could adversely affect our future growth, sales revenues and earnings unless we are able to arrange for alternative means of broadly distributing our television programming.

Competition in the general merchandise retailing industry and particularly the live television shopping and e-commerce sectors could limit our growth and reduce our profitability.

As a general merchandise retailer, we compete for consumers with other forms of retail businesses, including other television shopping and e-commerce retailers, infomercial companies, other types of consumer retail businesses, including traditional “brick and mortar” department stores, discount stores, warehouse stores, specialty stores, catalog and mail order retailers and other direct sellers. In the competitive television shopping sector, we compete with QVC, HSN, and Jewelry Television, as well as a number of smaller “niche” television shopping competitors. QVC and HSN both are substantially larger than we are in terms of annual revenues and customers, their programming is more broadly available to U.S. households than is our programming and in many markets they have more favorable channel locations than we have. The digital commerce industry is also highly competitive, with numerous e-commerce websites competing in every product category we carry, in addition to the websites operated by the other television shopping companies. This competition in the internet retailing sector makes it more challenging and expensive for us to attract new customers, retain existing customers and maintain desired gross margin levels.

We may not be able to maintain our satellite services in certain situations, beyond our control, which may cause our programming to go off the air for a period of time and cause us to incur substantial additional costs.

Our programming is presently distributed to cable systems, full power television stations and satellite dish operators via a leased communications satellite transponder. Satellite service may be interrupted due to a variety of circumstances beyond our control, such as satellite transponder failure, satellite fuel depletion, governmental action, preemption by the satellite service provider, solar activity and service failure. Our satellite transponder agreement provides us with preemptible back-up service if satellite transmission is interrupted under certain conditions. In the event of a serious transmission interruption where back-up service is not available, we may need to enter into new arrangements, resulting in substantial additional costs and the inability to broadcast our signal for some period of time.

The FCC could limit must-carry rights, which would impact distribution of our television shopping programming and might impair the value of our Boston FCC license.

If the FCC withdraws mandatory cable carriage (or “must-carry”) rights for TV broadcast stations carrying home shopping programming that the FCC’s rules accord to other TV stations we could lose our current carriage distribution on cable systems in two markets: Boston and Seattle, which currently constitute approximately 3.2 million full-time households receiving our programming. We own our Boston television station and have a carriage contract with the third party Seattle television station. In addition, if must-carry rights for home shopping stations are withdrawn, it may not be possible to replace these households on commercially reasonable terms and the carrying value of our Boston FCC license, which has an asset carrying value of $12.0 million as of January 31, 2015, may become further impaired.

We may be subject to product liability claims for on-air misrepresentations or if people or properties are harmed by products sold by us.

Products sold by us and representations related to these products may expose us to potential liability from claims by purchasers of such products, subject to our rights, in certain instances, to seek indemnification against this liability from the suppliers or manufacturers of the products. In addition to potential claims of personal injury, wrongful death or damage to personal property, the live unscripted nature of our television broadcasting may subject us to claims of misrepresentation by our customers, the Federal Trade Commission and state attorneys general. We maintain, and have generally required the manufacturers and vendors of these products to carry, product liability and errors and omissions insurance. There can be no assurance that we will maintain this coverage or obtain additional coverage on acceptable terms, or that this insurance will provide adequate coverage against all potential claims or even be available with respect to any particular claim. There also can be no assurance that our suppliers will continue to maintain this insurance or that this coverage will be adequate or available with respect to any particular claims. Product liability claims could result in a material adverse impact on our financial performance. Our company is also subject to two FTC consent decrees, one issued in 2001 and one issued in 2003; both have a duration of 20 years. They consist of claims involving recordkeeping, compliance policies, and attention to detail on claim substantiation. Violations of these decrees could result in significant civil fines and penalties.

Our ValuePay installment payment program could lead to significant unplanned credit losses if our credit loss rate was to materially deteriorate.

We utilize an installment payment program called ValuePay that entitles customers to purchase merchandise and generally pay for the merchandise in two or more equal monthly installments. Our ValuePay installment program is a key element of our promotional strategy. As of January 31, 2015, we had approximately $106.7 million due from customers under the ValuePay installment program. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. There is no guarantee that we will continue to experience the same credit loss rate that we have in the past or that losses will be within current provisions. A significant increase in our credit losses above what we have been experiencing could result in a material adverse impact on our financial performance.

Failure to comply with existing laws, rules and regulations applicable to our company, or to obtain and maintain required licenses and rights, could subject us to additional liabilities.

We market and provide a broad range of merchandise through multiple channels. As a result, we are subject to a wide variety of statutes, rules, regulations, policies and procedures in various jurisdictions which are subject to change at any time, including laws regarding consumer protection, privacy, the regulation of retailers generally, the importation, sale and promotion of merchandise and the operation of warehouse facilities, the ownership of television stations as well as laws and regulations applicable to the internet, electronic devices and businesses engaged in e-commerce. These laws and regulations may cover subject matters including taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic device certification, electronic contracts and other communications, consumer protection, unencumbered internet access to our services, the design and operation of websites and the characteristics and quality of our products and services. Although we undertake to monitor changes in these laws, if these laws change without our knowledge, or are violated by importers, designers, vendors, manufacturers or distributors or other third-parties we do business with, we could experience delays in shipments and receipt of goods or be subject to fines or other penalties under the controlling regulations, any of which could adversely affect our business. In addition, failure to comply with these laws and regulations could result in fines and proceedings against us by governmental agencies and consumers, which could adversely affect our business, financial condition and results of operations. Moreover, unfavorable changes in the laws, rules and regulations applicable to us could decrease demand for merchandise offered by us, increase costs and subject us to additional liabilities. Finally, certain of these regulations impact our marketing efforts.

We may be subject to claims by consumers and state and federal authorities for security breaches involving customer information, which could materially harm our reputation and business or add significant administrative and compliance cost to our operations.

In order to operate our business, which includes multiple retail channels, we take orders for our products from customers. This requires us to obtain personal information from these customers including, but not limited to, credit card numbers. Although we take reasonable and appropriate security measures to protect customer information, there is still the risk that external or internal security breaches could occur, including cyber incidents. In addition, new tools and discoveries by third parties in computer or communications technology or software or other developments may facilitate or result in a future compromise or breach of our computer systems. Such compromises or breaches could result in data loss and/or identity theft leading to significant liability or costs to us from notification requirements, lawsuits brought by consumers, shareholders or other businesses seeking monetary redress, state and federal authorities for fines and penalties, and could also lead to interruptions in our operations and negative publicity causing damage to our reputation and limiting customers’ willingness to purchase products from us. Businesses in the retail industry have experienced material sales declines after discovering data breaches, and our business could be similarly impacted. Reputational value is based in large part on perceptions of subjective qualities. While reputations may take decades to build, a significant negative incident can erode trust and confidence, particularly if it results in adverse mainstream and social media publicity, governmental investigations or litigation. Theft of credit card numbers of consumers could result in significant dollar fines and consumer settlement costs, litigation costs, FTC audit requirements, and significant internal administrative costs.

In addition to possible claims for security breaches involving customer information, the secure processing, maintenance and transmission of customer information is critical to our operations and business strategy, and we devote significant resources to protecting our customer information. The expenses associated with complying with a patchwork of state laws imposing differing security requirements depending on the residence of our customers could reduce our operating margins. As mentioned above, there have been continuing efforts to increase the legal and regulatory obligations and restrictions on companies conducting commerce, primarily in the areas of taxation, consumer privacy and protection of consumer personal information and we may have to devote significant resources to information security.

Nearly all of our sales are paid for by customers using credit or debit cards and the increasingly heightened Payment Card Industry (PCI) standards regarding the storage and security of customer information could potentially impact our ability to accept card brands.

Nearly all of our customers pay for purchases via a credit or debit card. Credit and debit card brand issuers continue to heighten PCI standards that are applicable to all merchants who accept these cards. These standards primarily pertain to the processes and procedures for secure storage of customer data. By virtue of the volume of our overall credit card transactions, we are a Level 1 merchant which requires the annual completion of a formal Record of Compliance (ROC) by a Qualified Security Assessor. Failure to comply with PCI standards, as required by card issuers, could result in card brand fines and/or the possible inability for us to accept a card brand. Our inability to accept one or all card brands could materially affect sales in a negative manner. We received an approved ROC on July 31, 2014.

We depend on relationships with numerous domestic and foreign manufacturers and suppliers for our products and proprietary brands; a decrease in product quality or an increase in product cost, the unanticipated loss of our larger suppliers, or the lack of customer receptivity or brand acceptance to our proprietary brands could impact our sales.

We procure merchandise from numerous domestic and foreign manufacturers and suppliers generally pursuant to short-term contracts and purchase orders. Our ability to identify and establish relationships with these parties, as well as access quality merchandise in a timely and efficient manner on acceptable terms and at acceptable costs, can be challenging. We depend on the ability of these parties in the U.S. and abroad to timely produce and deliver goods that meet applicable quality standards, which is impacted by a number of factors not within the control of these parties, such as political or financial instability, trade restrictions, tariffs, currency exchange rates and transport capacity and costs, among others, and to deliver products that meet or exceed our customers’ expectations.

Our failure to identify new vendors and manufacturers, maintain relationships with a significant number of existing vendors and manufacturers and/or access quality merchandise in a timely and efficient manner could cause us to miss customer delivery dates or delay scheduled promotions, which would result in the failure to meet customer expectations and could cause customers to cancel orders or cause us to be unable to source merchandise in sufficient quantities, which could result in lost sales.

It is possible that one or more of our larger suppliers could experience financial difficulties, including bankruptcy, or otherwise could determine to cease doing business with us. During fiscal 2014, products purchased from one vendor accounted for approximately 16% of our consolidated net sales. The unanticipated loss of this supplier or any other large supplier could impact our sales and earnings. We have periodically experienced the loss of a major vendor and if a number of our larger vendors ceased doing business with us, this could materially and adversely impact our sales and profitability.

Our efforts to accelerate the development of proprietary brands may require inventory working capital investments for the development and promotion of new brands and concepts. In addition, factors such as minimum purchase quantities and reduced merchandise return rights, typically associated with the purchasing of products associated with proprietary brands, can lead to excess on-hand inventory if sales for these brands do not meet our expectations due to a lack of customer receptivity or brand acceptance. Our ability to successfully offer a wider assortment of proprietary merchandise may also be adversely impacted if any of the risks mentioned above related to our manufacturers and suppliers materialize.

Many of our key functions are concentrated in a single location, and a natural disaster could seriously impact our ability to operate.

Our television broadcast studios, internet operations, IT systems, merchandising team, inventory control systems, executive offices and finance/accounting functions, among others, are centralized in our adjacent offices at 6740 and 6690, Shady Oak Road in Eden Prairie, Minnesota. In addition, our only fulfillment and distribution facility is centralized at a location in Bowling Green, Kentucky. A natural disaster, such as a tornado, could seriously disrupt our ability to continue or resume normal operations for some period of time. While we have certain business continuity plans in place, no assurances can be given as to how quickly we would be able to resume operations and how long it may take to return to normal operations. We could incur substantial financial losses above and beyond what may be covered by applicable insurance policies, and may experience a loss of customers, vendors and employees during the recovery period.

We could be subject to additional sales tax collection obligations and claims for uncollected amounts.

Over the past several years, a number of states have adopted legislation that would require out-of-state retailers to collect and remit sales tax on transactions originating on the internet or by other remote means such as television shopping, infomercial and catalog distribution. These new laws seek to assert indirect physical “nexus” by the out-of-state retailer based on either the presence in the state of e-commerce “click-thru” affiliates who are paid by the retailer to direct e-commerce traffic to the retailer through independent websites or by the presence in the state of companies with which the out-of-state retailer shares common ownership. These laws are being challenged by internet and other retailers under federal constitutional grounds, but court challenges have to date been largely unsuccessful. We continually monitor this legislation and, depending upon our facts in the state, have either registered to collect tax (such as in New York, North Carolina, Colorado, and Pennsylvania) or have confirmed that we have no direct or indirect physical relationships with the state at the time such legislation becomes effective. Several new state legislatures are introducing similar legislation each year, and federal legislation (which could require nationwide collection from all of our customers) has also been introduced in the federal House and Senate. The US Senate passed a version of this legislation (the “Mainstreet Tax Fairness Act”) in May of 2013 which has not yet been voted on by the House of Representatives. If this trend continues and the laws are upheld after legal challenges, we could be required to collect additional state and local taxes in many additional jurisdictions. Adding sales tax to our internet transactions could negatively impact consumer demand, create a competitive disadvantage (if all retailers are not equally impacted), and create an additional costly administrative burden of complying with the collection laws of multiple jurisdictions. While we believe we comply with current state sales tax regulations, a successful assertion by one or more states requiring us to collect taxes where we do not do so could result in substantial tax liabilities, including for past sales, as well as penalties and interest.

We place a significant reliance on technology and information management tools and operational applications to run our existing businesses, the failure of which could adversely impact our operations.

Our businesses are dependent, in part, on the use of sophisticated technology, some of which is provided to us by third parties. These technologies include, but are not necessarily limited to, satellite based transmission of our programming, use of the internet and other mobile commerce devices in relation to our on-line business, new digital technology used to manage and supplement our television broadcast operations, the age of our legacy operational applications to distribute product to our customers and a network of complex computer hardware and software to manage an ever increasing need for information and information management tools. The failure of any of these legacy systems or operational infrastructure elements, technologies, or our inability to have this technology supported, updated, expanded or integrated into new business processes or other technologies, could adversely impact our operations. Although we have, when possible, developed alternative sources of technology and built redundancy into our computer networks and tools, there can be no assurance that these efforts to date would protect us against all potential issues or disaster occurrences related to the loss of any such technologies or their use. Further, we may face challenges in keeping pace with rapid technological changes and adopting new products or platforms and migrating to new systems.

The rebranding of our operations as ‘EVINE Live’ may not be successful and our operating results may suffer if we are unable to successfully transition our brand.

On November 18, 2014, we announced that we are rebranding our business as “EVINE Live” which represents a change from the brand of our television home shopping network and internet site as ShopHQ and ShopHQ.com. We had been operating under the ShopHQ brand since May 2013, and previously operated under the ShopNBC brand under an exclusive, worldwide licensing agreement with NBCU for the use of NBCU trademarks, service marks and domain names, which expired on January 31, 2014.

On February 14, 2015, we officially began using the new EVINE Live brand name and logo across television, online, mobile and social platforms. Rebranding our business has resulted in and will continue to result in additional expenditures including, but not limited to, updating our television and internet logos and graphics, reprinting all of our signage, the costs of engaging a branding agency that worked with us to validate our new brand, and increased marketing costs to inform our customers of our new branding. In addition, challenges to our new brand could also result in incremental operating expenses. In the event these incremental expenses exceed customary and expected costs, there could be a material adverse impact on our business.

Rebranding could also impact our future operating results due to the potential loss of customers who do not respond favorably to the new brand or from a loss of potential new customers who choose not to explore our offerings since we are no longer branded with the more familiar ShopHQ and ShopNBC name and trademarks. A significant loss of customers resulting in a significant loss or extended loss of revenue, would have a material adverse impact on our business.

In connection with the rebranding, we changed our corporate name to “EVINE Live Inc.” to better reflect our future business operations. In connection with the corporate name change and our rebranding, we may experience loss of good will, and customers, suppliers and market participants may not recognize our new name, which may have a material adverse impact on our business.

If the implementation and installation of our new warehouse management system were to be delayed or not be successful, we could have potential shipping delays resulting in slower shipments to our customers, which could have a negative effect on our overall operating results.

In conjunction with our Bowling Green, Kentucky distribution center expansion effort, we are implementing and installing a new parcel sortation system coupled with a new warehouse management system. The new system is expected to be phased into production during the summer and fall of fiscal 2015. While the benefits expected to be achieved from the implementation of our new warehouse management system include an increase in our shipping capacity, an improvement in our operating efficiency and inventory accuracy and an expansion of our parcel sortation capabilities, such benefits may not be immediately realized, if they are realized at all. As we transition and implement our new warehouse management system, risks related to a delayed or problematic implementation could include the following: an extended shipping efficiency reduction; an increase in shipping costs as a result of the need to “split-ship” if implementation is delayed for an extended period of time; and warehouse capacity constraints if the new system were not to work properly upon conversion. If the implementation and installation of our new warehouse management system were to be delayed, not be successful or not result in the benefits that we expect, we could have potential shipping delays resulting in slower shipments to our customers, which, could result in cancelled orders or a negative impact on our service reputation, among other things. For these reasons, any delays in the implementation or installation of these systems or the failure of these systems to achieve their expected benefits could have a negative effect on our overall operating results.

Risks Related to Our Common Stock and This Offering

The price of our common stock is volatile and may continue to be volatile.

The trading price of our common stock fluctuates substantially and may continue to fluctuate substantially. These fluctuations could cause you to lose part or all of your investment in our shares of common stock. The factors that could cause fluctuations include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	significant volatility in the market price and trading volume of television home shopping, internet, and other retail companies;

•	actual or anticipated changes in our sales and earnings, fluctuations in our operating results, or the failure to meet the expectations of financial market analysts and investors;

•	investor and analyst perceptions of the television home shopping industry, the retail industry in general, and our company in particular;

•	the operating and stock performance of comparable companies;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	loss of external funding sources or other adverse changes to our liquidity;

•	general economic conditions and trends;

•	major catastrophic events;

•	competitive factors;

•	relatively few shares available for public trading;

•	unfavorable commentary or downgrades of our securities by research analysts and/or rating agencies;

•	changes in accounting standards, policies, guidance, interpretation, or principles;

•	regulatory changes;

•	sales of debt or equity securities by our company;

•	sales of large blocks of our stock or sales by insiders;

•	departures of key personnel; or

•	the matters discussed elsewhere under “Risk Factors.”

Future sales of our capital stock by our company or our existing shareholders could cause our stock price to decline.

Except as described under “Description of Capital Stock,” we are not restricted from issuing additional securities, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. To the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common stock in the future and those stock appreciation rights, options, or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders. If we or our shareholders sell substantial amounts of our capital stock in the public market or announce the intention to do so, the market price of our common stock could decrease significantly. The perception in the public market that we or our shareholders might sell shares of our common stock could also depress the market price of our common stock. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

NBCU, Comcast and GE Equity have the ability to exert significant influence over us and have the right to disapprove of certain actions by us.

As a result of their equity ownership in our company, NBCU (and Comcast, as the owner of all of the common equity of NBCU) and GE Equity together are currently among our largest shareholders and have the ability to exert significant influence over actions requiring shareholder approval, including the election of directors, adoption of equity-based compensation plans and approval of mergers or other significant corporate events. Through the provisions in the amended and restated shareholder agreement, NBCU (and Comcast, as the majority owner of NBCU) and GE Equity also have the right to block us from taking certain actions that our board of directors might otherwise determine to be in the interests of our other shareholders.

Our stock ownership is concentrated among a relatively small group of principal shareholders who have substantial control over us, including our directors and executive officers, and could delay or prevent a change in corporate control.

GE Equity and NBCU (and Comcast, as the owner of all of the common equity of NBCU), together with their affiliates, along with our directors and executive officers, beneficially own, in the aggregate, approximately 25% of our common stock. As a result, these shareholders, acting together, would have the ability to significantly influence or control the outcome of matters submitted to our shareholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets.

In addition, these shareholders, acting together, would have the ability to significantly influence or control the management and affairs of our company. Accordingly, this concentration of ownership might harm the market price of our common stock by:

•	delaying, deferring or preventing a change in corporate control;

•	impeding a merger, consolidation, takeover or other business combination involving us; or

•	discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of us.

We do not intend to declare dividends on our stock in the foreseeable future.

Pursuant to the amended and restated shareholders agreement we have with GE Equity and NBCU, we are prohibited from paying dividends on our common stock without GE Equity’s prior written consent. We currently intend to retain all future earnings for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends on our common stock will be subject to restrictions on payment of dividends contained in the terms of our amended credit facility with PNC Bank, N.A., and is otherwise at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions, and other factors deemed relevant by our board of directors. Therefore, you should not expect to receive dividend income from shares of our common stock.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our common stock, the market price for our common stock and trading volume could decline.

The trading market for our common stock will be influenced by research or reports that industry or securities analysts publish about us or our business. If one or more analysts who cover us downgrade our common stock, the market price for our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our common stock to decline.

Certain provisions of Minnesota law may make a takeover of our company more difficult, depriving shareholders of opportunities to sell shares at above-market prices.

Certain provisions of Minnesota law may have the effect of discouraging attempts to acquire us without the approval of our board of directors. Section 302A.671 of the Minnesota statutes, with certain exceptions, requires approval of any acquisition of the beneficial ownership of 20% or more of our voting stock then outstanding by a majority vote of our shareholders prior to its consummation. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable by us at their then-fair market value within 30 days after the acquiring person failed to give a timely information statement to us or the date the shareholders voted not to grant voting rights to the acquiring person’s shares. Section 302A.673 of the Minnesota statutes generally prohibits any business combination by us, or any of our subsidiaries, with an interested shareholder, which includes any shareholder that purchases 10% or more of our voting shares within four years following such interested shareholder’s share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of our board of directors before the interested shareholder’s share acquisition date. Consequently, our common shareholders may lose opportunities to sell their stock for a price in excess of the prevailing market price due to these protective measures.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities in the primary offering to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, investments, additions to working capital, capital expenditures and advances to or investments in our subsidiaries. Net proceeds may be temporarily invested prior to use. We will have significant discretion in the use of any net proceeds.

We will not receive any proceeds from the sale by the selling shareholder of the shares of common stock offered by this prospectus in any secondary offering, but we have agreed to bear all expenses (other than direct expenses incurred by the selling shareholder, such as selling commissions, brokerage fees and expenses, transfer taxes, accounting expenses, and legal fees of special counsel to the selling shareholder in connection with the registration statement in excess of $20,000) associated with registering such shares.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our shares of common stock. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on our shares of common stock in the foreseeable future. Pursuant to the amended and restated shareholders agreement we have with GE Equity and NBCU, we are prohibited from paying dividends on our common stock without GE Equity’s prior written consent. We also have restrictions on our ability to pay dividends under our credit facility with PNC Bank, N.A. Any payment of cash dividends on our common stock will be subject to these restrictions on payment of dividends, and is otherwise at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions and other factors deemed relevant by our board of directors.

THE SECURITIES WE MAY OFFER

In any primary offering, we may sell from time to time, in one or more offerings: common stock, preferred stock, stock purchase contracts, securities warrants, rights and/or units. The descriptions of the securities contained in this prospectus summarize the material general terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

SELLING SHAREHOLDER

We are also registering 3,545,049 shares of our common stock for resale from time to time, in one or more offerings, by the selling shareholder identified below. The shares are being registered to permit public secondary trading of the shares, and the selling shareholder may offer the shares for resale from time to time. The selling shareholder acquired the shares pursuant to the transactions which are discussed in more detail below.

The following table presents the number of outstanding shares of our common stock owned by the selling shareholder as of May 12, 2015. The percentage of common stock owned by the selling shareholder is calculated based on 57,045,062 shares outstanding on May 1, 2015. The table also presents the maximum number of shares proposed to be sold by the selling shareholder and the number of shares it will own after the sales.

The selling shareholder named below in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the selling shareholder’s name.

Name of Selling	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Shares of Common Stock Owned After Offering
Shareholder	Number	Percent	Number	Percent	Number	Percent
GE Capital Equity Investments, Inc. 201 Merritt 7 Norwalk, CT 06851	3,545,049	6.2%	3,545,049	6.2%	—	—

(1)	Information with respect to GE Equity is provided in reliance upon information provided by GE Equity.

Strategic Alliance with GE Equity and NBCUniversal Media

In March 1999, we entered into an alliance with GE Equity and NBCU, pursuant to which we issued Series A redeemable convertible preferred stock and common stock warrants, and entered into a shareholder agreement, a registration rights agreement, a distribution and marketing agreement and, the following year, a trademark license agreement. On February 25, 2009, we entered into an exchange agreement with the same parties, pursuant to which GE Equity exchanged all outstanding shares of our Series A preferred stock for (i) 4,929,266 shares of our Series B redeemable preferred stock, (ii) a warrant to purchase up to 6,000,000 shares of our common stock at an exercise price of $0.75 per share and (iii) a cash payment in the amount of $3.4 million. In connection with the exchange, the parties also amended and restated the 1999 shareholder agreement and registration rights agreement, which are currently in effect. The outstanding agreements with GE Equity and NBCU are described in more detail below. The trademark license agreement expired in accordance with its terms on January 31, 2014. We are now using the brand name EVINE Live (a registered trademark) and evine.com.

The shares of Series B redeemable preferred stock were redeemable by us at any time for an initial redemption amount of $40.9 million, plus accrued dividends at a base annual rate of 12%, subject to adjustment. In addition, the Series B preferred stock provided GE Equity with class voting rights and the rights to designate members of our board of directors. In April 2011, we redeemed all of the outstanding Series B preferred stock for $40.9 million and paid accrued dividends of $6.4 million. In June 2014, GE Equity exercised its common stock warrant described above in a cashless exercise acquiring 5,058,741 shares of our common stock.

Relationship with GE Equity, Comcast and NBCU

In January 2011, General Electric Company (“GE”) consummated a transaction with Comcast Corporation (“Comcast”) pursuant to which GE contributed all of its holdings in NBCU to NBCUniversal, LLC, a newly formed entity, whose common equity was initially beneficially owned 51% by Comcast and 49% by GE. As a result of these transactions, NBCU is now a wholly owned subsidiary of NBCUniversal, LLC. In March 2013, GE sold its remaining 49% common equity interest in NBCUniversal, LLC to Comcast pursuant to an agreement reached in February 2013. As of May 12, 2015, the direct equity ownership of GE Equity in our company consisted of 3,545,049 shares of common stock, and the direct ownership of NBCU in our company consists of 7,141,849 shares of common stock. We have a significant cable distribution agreement with Comcast and believe that the terms of this agreement are comparable to those with other cable system operators.

In connection with the January 2011 transfer of its ownership in NBCU to NBCUniversal, LLC, GE also agreed with Comcast that, for so long as GE Equity is entitled to appoint at least two members of our board of directors, NBCU will be entitled to retain a board seat provided that NBCU beneficially owns at least 5% of our adjusted outstanding common stock (as computed under the amended and restated shareholders agreement described below). Furthermore, GE agreed to obtain the consent of NBCU prior to consenting to our adoption of any shareholders rights plan or certain other actions that would impede or restrict the ability of NBCU to acquire or dispose of shares of our voting stock or our taking any action that would result in NBCU being deemed to be in violation of the Federal Communications Commission multiple ownership regulations. As of May 12, 2015, GE Equity has an approximate 6.2% beneficial ownership in our company and has the right to select a total of three members of our board of directors.

Amended and Restated Shareholder Agreement

On February 25, 2009, we entered into an amended and restated shareholder agreement with GE Equity and NBCU, which provides for certain corporate governance and standstill matters. The amended and restated shareholder agreement provides that GE Equity is entitled to designate nominees for three members of our board of directors so long as the aggregate beneficial ownership of GE Equity and NBCU (and their affiliates) is at least equal to 50% of their beneficial ownership as of February 25, 2009 (i.e., beneficial ownership of approximately 8.71 million common shares), and two members of our board of directors so long as their aggregate beneficial ownership is at least 10% of the shares of “adjusted outstanding common stock,” as defined in the amended and restated shareholder agreement. In addition, the amended and restated shareholder agreement provides that GE Equity may designate any of its director-designees to be an observer of the audit, human resources and compensation, and corporate governance and nominating committees of our board of directors. Neither GE Equity nor NBCU currently has any designees serving on our board of directors or serving as an observer to any committee of our board of directors. As of May 12, 2015, GE Equity has an approximate 6.2% beneficial ownership in our company and has the right to select a total of three members of our board of directors.

The amended and restated shareholder agreement requires the consent of GE Equity prior to us (i) exceeding certain thresholds relating to the issuance of securities, the payment of dividends, the repurchase or redemption of common stock, acquisitions (including investments and joint ventures) or dispositions, and the incurrence of debt; (ii) entering into any business different than what we and our subsidiaries are currently engaged; and (iii) amending our articles of incorporation to adversely affect GE Equity and NBCU (or their affiliates); provided, however, that these restrictions will no longer apply when both (1) GE Equity is no longer entitled to designate three director nominees and (2) GE Equity and NBCU no longer hold any Series B preferred stock. We are also prohibited from taking any action that would cause any ownership interest by us in television broadcast stations from being attributable to GE Equity, NBCU or their affiliates.

The amended and restated shareholder agreement further provides that during the “standstill period” (as described below), subject to certain limited exceptions, GE Equity and NBCU are prohibited from, among other things: (i) making any asset/business purchases from us in excess of 10% of the total fair market value of our assets; (ii) increasing their beneficial ownership above 39.9% of our shares; (iii) making or in any way participating in any solicitation of proxies (except under limited circumstances); (iv) depositing any securities of our company in a voting trust; (v) forming, joining or in any way becoming a member of a “13D Group” with respect to any voting securities of our company; (vi) arranging any financing for, or providing any financing commitment specifically for, the purchase of any voting securities of our company; or (vii) otherwise acting, whether alone or in concert with others, to seek to propose to us any tender or exchange offer, merger, business combination, restructuring, liquidation, recapitalization or similar transaction involving us, or nominating any person as a director of our company who is not nominated by the then incumbent directors, or proposing any matter to be voted upon by our shareholders. If, during the standstill period, any inquiry has been made regarding a “takeover transaction” or “change in control,” each as defined in the amended and restated shareholder agreement, that has not been rejected by our board of directors, or our board of directors pursues such a transaction, or engages in negotiations or provides information to a third party and the board of directors has not resolved to terminate such discussions, then GE Equity or NBCU may propose a tender offer or business combination proposal to us.

In addition, unless GE Equity and NBCU beneficially own less than 5% or more than 90% of the adjusted outstanding shares of common stock, GE Equity and NBCU shall not sell, transfer or otherwise dispose of any securities of our company except for transfers: (i) to certain affiliates who agree to be bound by the provisions of the amended and restated shareholder agreement, (ii) that have been consented to by us, (iii) subject to certain exceptions, pursuant to a third-party tender offer, (iv) pursuant to a merger, consolidation or reorganization to which we are a party, (v) in a public distribution or an underwritten public offering, (vi) pursuant to Rule 144 of the Securities Act of 1933, or (vii) in a private sale or pursuant to Rule 144A of the Securities Act of 1933; provided, that in the case of any transfer pursuant to clause (v), (vi) or (vii), the transfer does not result in, to the knowledge of the transferor after reasonable inquiry, any other person acquiring, after giving effect to such transfer, beneficial ownership, individually or in the aggregate with that person’s affiliates, of more than 10% (or 20% in the case of a transfer by NBCU) of the adjusted outstanding shares of the common stock, as determined in accordance with the amended and restated shareholder agreement.

The standstill period will terminate on the earliest to occur of (i) the ten-year anniversary of the amended and restated shareholder agreement, (ii) our entering into an agreement that would result in a “change in control” (as defined in the amended and restated shareholders agreement and subject to reinstatement), (iii) an actual “change in control” (subject to reinstatement), (iv) a third-party tender offer (subject to reinstatement), or (v) six months after GE Equity can no longer designate any nominees to our board of directors. Following the expiration of the standstill period pursuant to clause (i) above and two years in the case of clause (v) above, GE Equity and NBCU’s beneficial ownership position may not exceed 39.9% of our adjusted outstanding shares of common stock, except pursuant to issuances or exercises of any warrants or pursuant to a 100% tender offer for us.

Registration Rights Agreement

On February 25, 2009, we entered into an amended and restated registration rights agreement providing GE Equity, NBCU and their affiliates and any transferees and assigns, an aggregate of four demand registrations and unlimited piggy-back registration rights. In addition, NBCU was subsequently granted one additional demand registration right pursuant to the second amendment of the NBCU trademark license agreement.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK

The terms and provisions of our capital stock that may be offered by this prospectus will be described in the applicable prospectus supplement. We have filed our articles of incorporation and bylaws as exhibits to the registration statement of which this prospectus is a part. You should read our articles of incorporation and bylaws for additional information before you buy any capital stock.

Our articles of incorporation provide that we may issue up to 100,000,000 shares of capital stock, par value $0.01 per share in the case of common stock, and having a par value as determined by the board of directors in the case of preferred stock. A description of the material terms and provisions of our capital stock is set forth below. The description is intended as a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws incorporated herein by reference.

The following is a summary of the material features of our capital stock:

Provisions Regarding Aliens

Except as otherwise provided by law, not more than 20% of the aggregate voting power of all shares outstanding entitled to vote on any matter shall be at any time voted by or for the account of aliens as defined in the Communications Act of 1934, or their representatives, or by or for the account of a foreign government or representative thereof, or by or for the account of any corporation organized under the laws of foreign country.

Except as otherwise provided by law, aliens, foreign governments, or corporations organized under the laws of a foreign country, or the representatives of such aliens, foreign governments, or corporations organized under the laws of a foreign country, shall not own, directly or through a third party who holds the stock for the account of such alien, foreign government, or corporation organized under the laws of a foreign country: (1) more than 20% of the number of shares of our outstanding stock, or (2) shares representing more than 20% of the aggregate voting power of all of our outstanding shares of voting stock.

Shares of stock shall not be transferable on our books to aliens, foreign governments, or corporations organized under the laws of foreign countries, or to the representatives of, or persons holding for the account of, such aliens, foreign governments, or corporations organized under the laws of foreign countries, unless, after giving effect to such transfer, the aggregate number of shares of stock owned by or for the account of aliens, foreign governments, and corporations organized under the laws of foreign countries, and any representatives thereof, will not exceed 20% of the number of shares of outstanding stock, and the aggregate voting power of such shares will not exceed twenty percent 20% of the aggregate voting power of all outstanding shares of our voting stock.

If, notwithstanding these restrictions on transfer, the aggregate number of shares of stock owned by or for the account of aliens, foreign governments, and corporations organized under the laws of foreign countries, exceed 20% of our shares of outstanding stock, or if the aggregate voting power of such shares exceed 20% of the aggregate voting power of all outstanding shares of our voting stock, we have the right to redeem shares of all classes of capital stock, at their then fair market value, on a pro rata basis, owned by or for the account of all aliens, foreign governments, and corporations organized under the laws of foreign countries, in order to reduce the number of shares and/or percentage of voting power held by or for the account of aliens, foreign governments, and corporations organized under the laws of foreign countries, and their representatives to the maximum number or percentage allowed under our articles of incorporation or as otherwise required by applicable federal law.

The board of directors shall make such rules and regulations as it deems necessary or appropriate to enforce the provisions of this section.

Strategic Alliance with GE Equity and NBCU

The information above with respect to our strategic alliance with GE Equity and NBCU, as well as the material terms of the amended and restated shareholders agreement and the registration rights agreement is incorporated into this section by reference.

Common Stock

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which shareholders are entitled or permitted to vote. Holders of common stock are not entitled to cumulative voting rights. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by the board of directors out of funds legally available therefor. Upon our liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment of any liquidation preferences to holders of preferred stock. Holders of common stock have no redemption, conversion or preemptive rights.

Preferred Stock

Our articles of incorporation permits us to issue shares of preferred stock, from time to time, in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. Our articles of incorporation authorizes our board of directors to determine the number of shares, voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without shareholder approval, may issue preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock and outstanding preferred stock could have certain anti-takeover effects. We currently do not have shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock. The ability of the board of directors to issue preferred stock without shareholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management.

Anti-Takeover Provisions Contained in Our Articles of Incorporation and the Minnesota Business Corporation Act

Certain provisions of our articles of incorporation and of Minnesota law described below could have an anti-takeover effect. These provisions are intended to provide management flexibility, to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage an unsolicited takeover of our company, if our board of directors determines that such a takeover is not in our best interests or the best interests of our shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire us that could deprive our shareholders of opportunities to sell their shares of our stock at higher values.

Statutory Provisions

Section 302A.671 of the Minnesota Business Corporation Act applies, with certain exceptions, to any acquisitions of our voting stock from a person other than us, and other than in connection with certain mergers and exchanges to which we are a party and certain tender offers or exchange offers approved in advance by a disinterested board committee, resulting in the beneficial ownership of 20% or more of the voting power of our then outstanding stock. Section 302A.671 requires approval of the granting of voting rights for the shares received pursuant to any such acquisitions by a vote of our shareholders holding a majority of the voting power of our outstanding shares and a majority of the voting power of our outstanding shares that are not held by the acquiring person, our officers or those non-officer employees, if any, who are also our directors. Similar voting requirements are imposed for acquisitions resulting in beneficial ownership of 33-1/3% or more or a majority of the voting power of our then outstanding stock. In general, shares acquired without this approval are denied voting rights in excess of the 20%, 33-1/3% or 50% thresholds and, to that extent, can be called for redemption at their then fair market value by us within 30 days after the acquiring person has failed to deliver a timely information statement to us or the date our shareholders voted not to grant voting rights to the acquiring person’s shares.

Section 302A.673 of the Minnesota Business Corporation Act generally prohibits any business combination by us, or any subsidiary of ours, with any shareholder that beneficially owns 10% or more of the voting power of our outstanding shares (an “interested shareholder”) within four years following the time the interested shareholder crosses the 10% stock ownership threshold, unless the business combination is approved by a committee of disinterested members of our board of directors before the time the interested shareholder crosses the 10% stock ownership threshold.

Section 302A.675 of the Minnesota Business Corporation Act generally prohibits an offeror from acquiring our shares within two years following the offeror’s last purchase of our shares pursuant to a takeover offer with respect to that class, unless our shareholders are able to sell their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer. This statute will not apply if the acquisition of shares is approved by a committee of disinterested members of our board of directors before the purchase of any shares by the offeror pursuant to the earlier takeover offer.

Authorized But Unissued Shares of Common Stock and Preferred Stock

Our authorized but unissued shares of common stock and preferred stock are available for our board of directors to issue without shareholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. In addition, our articles of incorporation permits us to issue shares of preferred stock, from time to time, in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. Our articles of incorporation authorizes our board of directors to determine the number of shares, voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without shareholder approval, may issue common stock or preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock could have certain anti-takeover effects. We currently do not have any shares of preferred stock outstanding and have no present plans to issue any shares of preferred stock. The ability of the board of directors to issue common stock or preferred stock without shareholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management.

Transfer Agent and Registrar

Wells Fargo Shareowner Services has been appointed as the transfer agent and registrar for our common stock.

Listing

Our common stock is quoted on the Nasdaq Global Market under the symbol “EVLV.”

Limitation of Liability and Indemnification Matters

We are subject to Minnesota Section 302A.521, which provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined in Section 302A.521 of the Minnesota Statutes) of that person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of that person complained of in the proceeding, that person:

•	has not been indemnified therefor by another organization or employee benefit plan;

•	acted in good faith;

•	received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied;

•	in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

•	in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation.

In addition, Section 302A.521, subd. 3 requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

Our bylaws provide that we will indemnify any of our officers, directors, employees, and agents to the fullest extent permitted by Minnesota law and we have indemnification agreements with our directors and officers.

We have a director and officer liability insurance policy to cover us, our directors and our officers against certain liabilities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per share and number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement and any documents incorporated by reference will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference may be made to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements relating to the stock purchase contracts. In the applicable prospectus supplement, we will also discuss any material U.S. federal income tax considerations applicable to the stock purchase contracts.

DESCRIPTION OF SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

We may issue warrants for the purchase of preferred stock or common stock, which we refer to as the “securities warrants.” Securities warrants may be issued alone or together with preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

General

If securities warrants for the purchase of preferred stock or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the offering price;

•	the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of the series of preferred stock with which the securities warrants are being offered and the number of securities warrants being offered with each share of preferred stock or share of common stock;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or preferred stock;

•	the number of shares of preferred stock or common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock or common stock may be purchased upon each exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	United States federal income tax consequences; and

•	any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock or common stock may be issued in registered form only.

A holder of securities warrant certificates may:

•	exchange them for new certificates of different denominations;

•	present them for registration of transfer; and

•	exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase preferred stock or common stock are exercised, holders of these securities warrants will not have any rights of holders of the underlying common stock or preferred stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the number of shares of preferred stock or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

A holder of securities warrants may exercise them by following the general procedure outlined below:

•	delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

•	delivering the securities warrant certificate representing the securities warrants to the securities warrant agent within five business days of the securities warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the preferred stock or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if holders of a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•	if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price; or

•	if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;

•	a consolidation or merger involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, rights and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, rights, warrants, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We or the selling shareholder named herein may sell the securities offered by this prospectus in any one or more of the following ways separately or together:

•	directly to investors, including through a specific bidding, auction, or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in privately negotiated transactions;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

Our common stock or preferred stock may be issued upon conversion of preferred stock. Securities may also be issued upon exercise of warrants or rights and division of units and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected by us or the selling shareholder from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

We or the selling shareholder may solicit directly offers to purchase the securities being offered by this prospectus. We or the selling shareholder may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the securities.

If we or the selling shareholder utilize a dealer in the sale of the securities being offered by this prospectus, we or the selling shareholder will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we or the selling shareholder utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. Any underwritten offering may be on a best efforts or firm commitment basis. In connection with the sale of the securities, we or the purchasers of the securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We, the selling shareholder, our underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

We will provide in the applicable prospectus supplement any compensation we or the selling shareholder will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the NASDAQ Global Market, subject to official notice of issue. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Global Market. We may elect to list any series of preferred stock, warrants, or units on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We or the selling shareholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We or the selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us or the selling shareholder, or perform services for us or the selling shareholder, in the ordinary course of business.

The selling shareholder may transfer its shares of common stock in ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. The selling shareholder may also sell any shares of common stock that qualify for sale pursuant to Rule 144.

LEGAL MATTERS

Faegre Baker Daniels LLP, Minneapolis, Minnesota, will issue an opinion about the legality of the securities offered under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended January 31, 2015 and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

4,901,130 Shares

Common Stock

PROSPECTUS SUPPLEMENT

May 23, 2017